SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 24, 2016

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

4053 Clough Woods Dr., Batavia, Ohio 45103

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

Registrant’s telephone number, including area code (513) 381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 24, 2016, the Compensation and Organizational Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Multi-Color Corporation (the “Company”), awarded restricted share units (“RSUs”) of the Company to the following executive officers and in the following amounts (RSU amounts reflect target award levels):

Vadis Rodato – 7,354 RSUs

Sharon Birkett – 4,903 RSUs

Floyd Needham – 6,128 RSUs

David Buse – 4,903 RSUs

The awards are authorized by and are being made pursuant to the Company’s 2012 Stock Incentive Plan as approved by shareholders at the Company’s 2012 Annual Meeting of Shareholders.

The awards underlying the RSUs vest upon the achievement by the Company of a growth in core earnings per share goal at the end of a three year measurement period. Each executive officer listed above is eligible to receive between 0 and 150% of his or her target RSU award, based on the level of achievement of this growth in core earnings per share goal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

Date: May 31, 2016	By:	/s/ Sharon E. Birkett
		Name:	Sharon E. Birkett
		Title:	Vice President, Chief Financial Officer, Secretary